   As filed with the Securities and Exchange Commission on December 2, 1997.
                                                Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            SUIZA FOODS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                            75-2559681
    -------------------------------            -------------------
    (State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation or Organization)            Identification No.)

                      3811 TURTLE CREEK BLVD., SUITE 1300
                              DALLAS, TEXAS  75219
                                 (214) 528-0939

      (Address, including Zip Code, and Telephone Number, including Area
               Code, of Registrant's Principal Executive Offices)
                            -----------------------

      SUIZA FOODS CORPORATION 1997 STOCK OPTION AND RESTRICTED STOCK PLAN
                  COUNTRY FRESH, INC. 1989 STOCK OPTION PLAN(1)
               1991 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN(2)
               1992 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN(2)
                        1992 DIRECTOR STOCK OPTION PLAN(2)
               1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN(2)
                        1996 DIRECTOR STOCK OPTION PLAN(2)
                              (Full Title of Plan)
                            -----------------------

                GREGG L. ENGLES                            COPY TO:
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER     WILLIAM A. MCCORMACK
            SUIZA FOODS CORPORATION                      JON L. MOSLE
      3811 TURTLE CREEK BLVD., SUITE 1300            HUGHES & LUCE, L.L.P.
              DALLAS, TEXAS  75219                1717 MAIN STREET, SUITE 2800
                 (214) 528-0939                        DALLAS, TEXAS  75201
       (Name, Address, and Telephone Number,
   including Area Code, of Agent for Service)

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

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   TITLE OF                       PROPOSED
 EACH CLASS OF     AMOUNT          MAXIMUM      PROPOSED MAXIMUM    AMOUNT OF
 SECURITIES TO      TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
 BE REGISTERED   REGISTERED(3)    PER SHARE      OFFERING PRICE        FEE
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Common Stock,
 $.01 par value    1,850,000      $58.125(4)     $107,531,250(4)     $31,722
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Common Stock,
 $.01 par value    2,957,987      $ 15.17(5)     $ 44,872,663(5)     $13,238
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Common Stock,
 $.01 par value      229,068      $ 10.08(6)     $  2,309,005(6)     $   681
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  Total                                                              $45,641
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(1)  Originally sponsored by Country Fresh, Inc. and assumed by the registrant pursuant to the merger between a wholly-owned subsidiary of the registrant and Country Fresh, Inc. (the "Country Fresh Plan").
(2) Originally sponsored by The Morningstar Group Inc. and assumed by the registrant pursuant to the merger between a wholly-owned subsidiary of the registrant and The Morningstar Group Inc. (such plans are referred to collectively as the "Morningstar Plans").
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(4) With respect to the 1,850,000 shares registered for issuance under the Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on November 28, 1997, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.
(5) With respect to the 2,957,987 shares registered for issuance under the Morningstar Plans, the proposed maximum offering price per share equals the weighted average price at which outstanding options under the Morningstar Plans may be exercised, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.
(6) With respect to the 229,068 shares registered for issuance under the Country Fresh Plan, the proposed maximum offering price per share equals the price at which outstanding options under the Country Fresh Plan may be exercised, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Suiza Foods Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which contains the Registrant's audited financial statements for the Registrant's last completed fiscal year (the "1996 Form 10-K").

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended.

     (d)  Quarterly Report on Form 10-Q for the quarter ended September 30,
1997.

     (e) Current Report on Form 8-K filed July 14, 1997 (as amended on August 22, 1997).

     (f)  Current Report on Form 8-K filed September 29, 1997.

     (g)  Current Report on Form 8-K filed October 31, 1997.

     (h) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 1996 Form 10-K.

     (i) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, dated February 19, 1997 (File Number 001-12755), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

     Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     The Registrant's Certificate of Incorporation contains provisions requiring it to indemnify its officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

5.1      Opinion of Hughes & Luce, L.L.P.

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of McGladrey & Pullen, LLP

23.3     Consent of Coopers & Lybrand L.L.P.

23.4     Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1)

24.1     Power of Attorney (contained in signature page)

ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 1st day of December, 1997.

                              SUIZA FOODS CORPORATION


                              By:  /s/ Tracy L. Noll
                                  ---------------------------------------------
                                  Tracy L. Noll
                                  Vice President and Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

                              POWER OF ATTORNEY

     We, the undersigned officers and directors of Suiza Foods Corporation, hereby severally constitute and appoint Gregg L. Engles and Tracy L. Noll, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Suiza Foods Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

    Signature                        Title                       Date
    ---------                        -----                       ----

/s/ Gregg L. Engles
----------------------  Chairman of the Board, Chief        December 1, 1997
Gregg L. Engles         Executive Officer and Director
                        (Principal Executive Officer)

/s/ Tracy L. Noll
----------------------  Vice President and Chief            December 1, 1997
Tracy L. Noll           Financial Officer (Principal
                        Financial and Accounting Officer)


----------------------  Vice Chairman of the Board          December 1, 1997
Cletes O. Beshears      and Director

/s/ Hector M. Nevares
----------------------  Vice Chairman of the Board          December 1, 1997
Hector M. Nevares       and Director

/s/ Gayle O. Beshears
----------------------  Director                            December 1, 1997
Gayle O. Beshears


----------------------  Director                            December 1, 1997
Stephen L. Green

/s/ Robert L. Kaminski
----------------------  Director                            December 1, 1997
Robert L. Kaminski

/s/ David F. Miller
----------------------  Director                            December 1, 1997
David F. Miller


----------------------  Director                            December 1, 1997
P. Eugene Pender

/s/ Robert Piccinini
----------------------  Director                            December 1, 1997
Robert Piccinini


----------------------  Director                            December 1, 1997
Alan J. Bernon


----------------------  Director                            December 1, 1997
Delton C. Parks


----------------------  Director                            December 1, 1997
John R. Muse

/s/ Jim L. Turner
----------------------  Director                            December 1, 1997
Jim L. Turner